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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Health Care Property Investors, Inc. of our report dated April 7, 2006 relating to the financial statements of CNL Retirement Corp. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
August 2, 2006

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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM